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Exhibit 23.1
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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Amendment No. 2 to the Registration Statement on Form S-4 of Storage Technology Corporation of our report dated February 17, 1994 appearing on page F-25 of Storage Technology Corporation's Annual Report on Form 10-K for the year ended December 31, 1993. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ PRICE WATERHOUSE LLP
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PRICE WATERHOUSE LLP


Denver, Colorado
December 19, 1994